Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 9, 2022, relating to the consolidated financial statements of McKesson Corporation and subsidiaries and the effectiveness of McKesson Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 2022.

/s/ Deloitte & Touche LLP

Dallas, Texas

July 27, 2022